UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2009

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On July 24, 2009, MWI Veterinary Supply, Inc.’s wholly-owned subsidiary, MWI Veterinary Supply Co. (“MWI”) and Medical Management International Inc, dba Banfield, The Pet Hospital (“Banfield”) entered into a First Amendment to the Agreement for Logistics Services (“Logistics Services”), a First Amendment to the Agreement for Product Purchases (“Product Purchases”) and an Agreement for Home Delivery Logistics Services (“Home Delivery”).  The amendments and Home Delivery agreement are effective as of July 1, 2009 and expire on June 30, 2012.  The Logistics Services and Product Purchases amendments extend Banfield’s payment terms from the original contract.  The Home Delivery contract provides that MWI will be the supplier of logistics for home delivery services to Banfield, and governs the pricing, shipping and other terms and conditions under which MWI sells products and provides home-delivery services to Banfield.  All of the contracts can be terminated by either party with or without cause upon 150 days prior written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: July 27, 2009	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President and Chief Financial Officer